BIOATLA REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS

AND HIGHLIGHTS RECENT PROGRESS

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CAB-EpCAM x CAB-CD3 (BA3182) Phase 1 dose-escalation study ongoing, dosed first three patients at 300 micrograms; data readout expected mid-2025 with dose expansion data readout anticipated 1H 2026

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Mecbotamab vedotin (Mec-V; CAB-AXL-ADC) continues to demonstrate exceptional overall survival (OS) with a 2-year landmark survival of 59% in mKRAS non-small cell lung cancer (NSCLC); Previous studies have reported 2-year landmark survival less than 20% among patients treated with standard of care agents

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Ozuriftamab vedotin (Oz-V; CAB-ROR2-ADC) Phase 2 study continues to demonstrate compelling signals in HPV-positive squamous cell carcinoma of the head and neck (SCCHN) patients; Company utilizing Fast Track Designation for additional discussions with the U.S. Food & Drug Administration (FDA) for guidance on a proposed Phase 3 study

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Current cash balance projected to fund operations beyond key clinical readouts in 1H 2026

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Management to host conference call and webcast today at 4:30 PM Eastern Time

SAN DIEGO, May 6, 2025 – BioAtla, Inc. (Nasdaq: BCAB), a global clinical-stage biotechnology company focused on the development of Conditionally Active Biologic (CAB) antibody therapeutics for the treatment of solid tumors, today announced its financial results for the first quarter ended March 31, 2025 and provided highlights on its clinical programs.

“I continue to be encouraged by the progress across our CAB platform, particularly with our Phase 1 dose-escalation study evaluating our dual conditionally-binding EpCAM and CD3 bispecific T-cell engager,” said Jay M. Short, Ph.D., Chairman, Chief Executive Officer and co-founder of BioAtla, Inc. “It is also gratifying to observe the maturing Phase 2 datasets, demonstrating exceptional overall survival among patients treated with Mec-V and potent anti-tumor activity observed in refractory HPV+ head and neck cancer patients treated with Oz-V.”

Key Developments, Operational Updates and Upcoming Milestones

Programs Advancing Internally

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Phase 1/2 dose-escalation for conditionally-binding BA3182 (CAB-EpCAM x CAB-CD3 TCE) (NCT05808634) in heavily pretreated patients with unresectable or metastatic adenocarcinoma
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Phase 1 dose escalation ongoing and on track for data readout mid-2025
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Dosed first three patients at the 300 microgram treatment dose
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Cohort expansion data readout anticipated 1H 2026

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Phase 2 trial of mecbotamab vedotin (Mec-V), CAB-AXL-ADC (NCT04681131) in mKRAS NSCLC (median of 3 prior lines of treatment)
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Promising anti-tumor activity among 17 patients whose tumors express mKRAS mutations with multiple confirmed responses at the 1.8 mg/kg Q2W dosing regimen

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Ongoing exceptional overall survival (now at 67%, 1-year landmark survival) and encouraging clinical benefit / risk profile
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Two-year landmark survival of 59% in mKRAS non-small cell lung cancer (NSCLC); Previous studies have reported 2-year landmark survival less than 20% among patients treated with standard of care agents
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Continuing to observe a high correlation of AXL and mKRAS expression; study follow-up ongoing
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Currently positioning asset for a future pivotal trial with Phase 2 clinical data readout in 1H26

Phase 2 Programs Planned for Advancement Through Corporate Partnerships

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Phase 2 Trial of ozuriftamab vedotin (Oz-V), CAB-ROR2-ADC (NCT05271604) in treatment-refractory SCCHN (median of 3 prior lines of treatment)
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Oz-V monotherapy continues to demonstrate compelling antitumor activity responses among patients with 2L+ SCCHN at the 1.8 mg/kg Q2W dosing regimen; overall response rate (ORR), duration of response (DOR), progression-free survival (PFS), and OS data capture ongoing
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Of note, Oz-V demonstrated meaningful antitumor activity in HPV+ SCCHN, which represents a sizable and growing patient population and one that is poorly served by EGFR inhibitors and other standard of care regimens.
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Disease control rate 100%; ORR 45% (5/11); 27% (3/11) confirmed, continuing follow-up
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Other studies using standard of care agents have reported ORR of 0% to 3.4% among HPV+ SCCHN patients.
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Company utilizing Fast Track Designation for additional discussions with the U.S. Food & Drug Administration (FDA) in treatment-refractory, metastatic HPV-positive SCCHN for guidance on a proposed Phase 3 study

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Phase 1 and Phase 2 readouts of evalstotug, CAB-CTLA-4 (NCT05180799), ongoing across multiple solid tumor types (median of 3 prior lines of treatment); partnering discussions initiated

Presentations

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Two posters were presented at the 2025 American Association for Cancer Research (AACR) Annual Meeting in Chicago, IL.
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“Identification of novel senolytic targets and development of Conditionally Active Biologic-based-drug conjugates for targeted senescence-associated secretory phenotype elimination in vivo” was presented on Sunday, April 27, 2025; 2:00–5:00 PM CDT.
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“BA3361, A Tumor Selective, Conditionally Active Biologic (CAB) anti-Nectin4-ADC with a Novel NextGen Linker System Enhances Therapeutic Efficacy in Pancreatic Cancer” was presented on Monday, April 28, 2025; 2:00–5:00 PM CDT.
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Abstract accepted for poster presentation titled “Phase 2 trial of ozuriftamab vedotin (BA3021), a conditionally binding ROR2-ADC, in patients with heavily pretreated squamous cell carcinoma of the head and neck” at the 2025 American Society of Clinical Oncology (ASCO) Annual Meeting, Monday, June 2, 2025; 9:00 AM – 12:00 PM CDT.
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Abstract accepted for poster presentation titled “Preliminary Results from a First-in-Human Phase 1 Study of a Dual-Conditionally Binding EpCAM x CD3 Bispecific T-cell Engager, BA3182, in Pts with

Treatment Refractory Metastatic Adenocarcinoma” at the ESMO Gastrointestinal Cancers Congress, July 2 – 5, 2025.
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Invited speaker presentation titled “BA3182: A Novel EpCAM Targeting, Conditionally Active T cell Engager”, to be presented by Gerhard Frey, PhD, Vice President, Technology Development, BioAtla, at the upcoming PEGS Conference, Wednesday, May 14, 2025; 3:00 PM ET.

First Quarter 2025 Financial Results

Research and development (R&D) expenses were $12.4 million for the quarter ended March 31, 2025 compared to $18.9 million for the same quarter in 2024. The decrease of $6.5 million was primarily due to lower clinical development expenses in 2025 for our Phase 2 trials for mecbotamab vedotin, ozuriftamab vedotin and evalstotug as we complete trials for certain indications. These decreases were partially offset by a $0.5M charge related to our workforce reduction announced in March 2025. We expect our R&D expenses to continue to decrease for the remainder of 2025 due to our recent restructuring and as we complete Phase 2 trials for several indications and focus our ongoing development on our prioritized programs.

General and administrative (G&A) expenses were $5.3 million for the quarter ended March 31, 2025 compared to $5.6 million for the same quarter in 2024. The $0.3 million decrease was primarily due to lower stock based compensation and lower D&O insurance premiums, offset by a $0.1M charge related to our workforce reduction announced in March 2025.

Net loss for the quarter ended March 31, 2025 was $15.3 million compared to a net loss of $23.2 million for the same quarter in 2024.

Net cash used in operating activities for the quarter ended March 31, 2025 was $16.3 million compared to net cash used in operating activities of $30.8 million for the same period in 2024. Cash used for the quarter ended March 31, 2025 was $16.7 million.

Cash and cash equivalents as of March 31, 2025 were $32.4 million, compared to $49.0 million as of December 31, 2024. We expect that cost reductions to be subsequently realized from our realignment of resources and focus on our two internal priority programs will provide the Company with sufficient runway to fund operations and achieve key clinical readouts in the first half of 2026, excluding funds from potential new partnerships.

First Quarter 2025 Conference Call and Webcast Details

The management of BioAtla, Inc. will host a conference call and webcast for the investment community today, May 6, 2025, at 4:30 pm Eastern Time. A live webcast may be accessed here:

https://viavid.webcasts.com/starthere.jsp?ei=1714998&tp_key=24fb94f549. The conference call can be accessed by dialing toll-free (800) 245-3047 or (203) 518-9765 (international). The passcode for the conference call is BIOATLA.

A replay of the webcast and slides with topline interim clinical data referenced on the call will be available through “Events & Presentations” in the Investors section of the company’s website after the conclusion of the presentation and will be archived on the BioAtla website for one year.

About CAB-EpCAM x CAB-CD3 Bispecific T-cell Engager Antibody

BioAtla is developing BA3182 as a potential anticancer therapy for patients with advanced adenocarcinoma. BA3182 is a (CAB) EpCAM x (CAB) CD3 bispecific T cell engager antibody that contains two binding sites for EpCAM and two binding sites for CD3ε. The binding sites for EpCAM and CD3ε have been designed to bind their respective targets specifically and reversibly under the conditions found in the TME and to have reduced binding outside of the TME. The CAB selective binding to both the CAB EpCAM and CAB CD3ε arms are required to activate the T cell engagement against the tumor, thus enabling the combined selectivity of each CAB binding arm in the bispecific antibody. BioAtla continues to advance the ongoing Phase 1 study to evaluate the safety, pharmacokinetics, and efficacy of BA3182 in advanced adenocarcinoma patients.

About Mecbotamab Vedotin

Mecbotamab vedotin (Mec-V), CAB-AXL-ADC, is a conditionally and reversibly active antibody drug conjugate targeting the receptor tyrosine kinase AXL. This Phase 2 stage clinical asset is targeting multiple solid tumor indications, including mKRAS NSCLC patients who have previously progressed on PD-1/L1, epidermal growth factor receptor or ALK inhibitor therapies.

About Ozuriftamab Vedotin

Ozuriftamab vedotin (Oz-V), CAB-ROR2-ADC, is a conditionally and reversibly active antibody drug conjugate directed against ROR2, a transmembrane receptor tyrosine kinase that is present across many different solid tumors including head and neck, lung, triple-negative breast cancer and melanoma. Overexpression of ROR2, a noncanonical wnt5A signaling receptor, forms a cancer axis that is associated with poor prognosis and resistance to chemo- and immunotherapies. This Phase 2 stage clinical asset is targeting multiple solid tumor indications, including initially the treatment of SCCHN patients who have previously progressed on PD-1/L1 therapies with or without platinum chemotherapy. The FDA granted Fast Track Designation to ozuriftamab vedotin for the treatment of patients with recurrent or metastatic SCCHN.

About Evalstotug

Evalstotug, is a CAB anti-CTLA-4 antibody that is being developed as an immuno-oncology agent with the goal of delivering efficacy at least comparable to the approved anti-CTLA-4 antibodies, but with lower toxicities due to the CAB's tumor microenvironment (TME)-restricted activity. This is anticipated to enable safer anti-CTLA-4 antibody combination therapies, such as with anti-PD-1 antibody checkpoint inhibitors, and potentially broaden the patient population tolerant to combination therapy and deliver greater efficacy. Like our other CAB candidates, this Phase 2 clinical asset is designed to be conditionally and reversibly active in the TME. Evalstotug is being developed as a potential therapeutic for multiple solid tumor indications that are known to be responsive to CTLA-4 treatment in combination with a PD-1 blocking agent.

About BioAtla®, Inc.

BioAtla is a global clinical-stage biotechnology company with operations in San Diego, California, and in Beijing, China through its contractual relationship with BioDuro-Sundia, a provider of preclinical development services. Utilizing its proprietary CAB platform technology, BioAtla develops novel, reversibly active monoclonal and bispecific antibodies and other protein therapeutic product candidates. CAB product candidates are designed to have more selective targeting, greater efficacy with lower toxicity, and more cost-efficient and predictable manufacturing than traditional antibodies. BioAtla has extensive and worldwide patent coverage for its CAB platform technology and products with greater than 780 active patent matters, more than 500 of which are issued patents. Broad patent coverage in all major markets include methods of making, screening and manufacturing CAB product candidates in a wide range of formats and composition of matter coverage for specific products. To learn more about BioAtla, Inc., visit www.bioatla.com.

Forward-looking Statements

Statements in this press release contain "forward-looking statements" that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "expect," "believe," "will," "may," "should," "estimate," "project," "outlook," "forecast" or other similar words. Examples of forward-looking statements include, among others, statements we make regarding BioAtla’s business plans and prospects and whether our clinical trials will support registration; achievement of milestones; results, progress and timing of our research and development programs and clinical trials; expectations with respect to enrollment and dosing in our clinical trials, plans and expectations regarding future data updates, clinical trials, regulatory meetings and regulatory submissions; the timing of and the ability to establish collaborations or other strategic partnerships for selected assets; the potential regulatory approval path for our product candidates; expectations about the sufficiency of our cash and cash equivalents to fund operations and expectations regarding R&D expenses and cash burn, and expected cost reductions from our workforce reduction. Forward-looking statements are based on BioAtla's current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: factors that raise substantial doubt about our ability to continue as a going concern and that we will need additional funding to continue development of our CAB technology platform and our CAB product candidates; potential delays in clinical and preclinical trials; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, or regulatory approval dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; whether regulatory authorities will be satisfied with the design of and results from the clinical studies or take favorable regulatory actions based on results from the clinical studies; our dependence on the success of our CAB technology platform; our ability to enroll patients in our ongoing and future clinical trials; the successful selection and prioritization of assets to focus development on selected product candidates and indications; our ability to form collaborations and partnerships with third parties and the success of such collaborations and partnerships; our reliance on third parties for the manufacture and supply of our product candidates for clinical trials; our reliance on third parties to conduct our clinical trials and some aspects of our research and preclinical testing; potential adverse impacts due to geopolitical or macroeconomic events outside of our control, including health epidemics or pandemics; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2025, our Quarterly Report on Form 10-Q filed with the SEC on May 6, 2025 and our other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and BioAtla undertakes no duty to update such information except as required under applicable laws.

Internal Contact:

Richard Waldron

Chief Financial Officer

BioAtla, Inc.

rwaldron@bioatla.com

858.356.8945

External Contact:
Bruce Mackle

LifeSci Advisors, LLC

bmackle@lifesciadvisors.com

BioAtla, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024

Operating expenses:
Research and development	$12,355	$18,852
General and administrative	5,259	5,605
Total operating expenses	17,614	24,457
Loss from operations	(17,614)	(24,457)
Other income:
Interest income	400	1,223
Gain on warrant liability	1,880	—
Total other income	2,280	1,223
Net loss and comprehensive loss	$(15,334)	$(23,234)
Net loss per common share, basic and diluted	(0.26)	$(0.48)
Weighted-average shares of common stock outstanding, basic and diluted	58,249,226	48,087,460

BioAtla, Inc.

Condensed Balance Sheet Data

(in thousands)

	March 31, 2025	December 31, 2024
	(unaudited)
Cash and cash equivalents	$32,363	$49,046
Total assets	38,290	52,422
Total current liabilities	16,006	14,540
Total liabilities	37,743	38,157
Total stockholders' equity	547	14,265
Total liabilities and stockholders' equity	38,290	52,422